Exhibit 99.1

Dana Holding Corporation Reports Second-Quarter Results

and Raises Full-Year Guidance

•	Reported net income of $68 million and adjusted EBITDA of $201 million on sales of $1.9 billion

•	Generated free cash flow of $44 million

•	Finalized key transactions in China and India

•	Continued to win and conquest new business

•	Introduced new technologies aimed at fuel efficiency, operating costs, and new heavy truck regulations

•	Raises expectations for full-year sales, earnings, and free cash flow

MAUMEE, Ohio – July 28, 2011 – Dana Holding Corporation (NYSE: DAN) today announced its second-quarter 2011 results, including net income of $68 million and adjusted EBITDA of $201 million, which compared to $9 million and $154 million, respectively, for the prior-year period.

Sales for the quarter were $1.9 billion, up more than 25 percent over the second quarter of 2010. Higher production volumes and ongoing operating improvements enabled Dana to achieve an adjusted EBITDA margin of 10.4 percent, compared to 10.1 percent for the previous and prior-year periods. Diluted adjusted earnings per share (EPS) in the quarter were $0.45, compared to $0.21 in the prior-year period.

Dana generated free cash flow of $44 million during the second quarter. While the company made cash investments in the quarter totaling $137 million in China and India, global liquidity remains strong at $1.2 billion.

“Our second-quarter results show continued and overall positive momentum in our business units and our markets,” said Dana President and Chief Executive Officer Roger J. Wood. “New business wins demonstrate that our customers see value in our driveline and power technologies, as well as our global footprint. Our focus is clear: We will continue to develop new products and technologies, address growing customer needs in emerging markets, and improve our organizational effectiveness around the world.”

Six-Month Results

Net income for the six months ended June 30, 2011, was $91 million, excluding $53 million of one-time charges associated with the refinancing and restructuring of debt in January; this compares with a net loss of $22 million in the first half of 2010.

Adjusted EBITDA for the first six months of the year was $382 million, up $120 million over the same period in 2010. Sales for the six-month period were $3.7 billion, up $700 million over the same period one year ago.

More Growth Steps in Emerging Markets and the Aftermarket

Dana completed two transactions in June that will enhance its position in the emerging markets of China and India. The company increased its stake in Dongfeng Dana Axle Co., Ltd. (DDAC), a commercial-vehicle axle joint venture based in China, to 50 percent. DDAC is the sole supplier of medium and heavy truck axles to Dongfeng Motor Co., Ltd., which is the largest commercial truck manufacturer in China. With four plants and a technical center, DDAC provides Dana with a major operational hub in the Chinese market, which is larger than all other commercial truck markets around the world combined. Dana engineering, manufacturing, and assembly expertise is already being leveraged to help strengthen DDAC’s performance. DDAC had sales of approximately $1 billion in 2010.

Dana also completed the acquisition of the axle drive head and final assembly operations of its Indian joint venture, Axles India, Ltd. Key customers of this business are Ashok Leyland and Mahindra & Mahindra.

Additionally, Dana broke ground in May on a new technical center – its fourteenth globally – in Wuxi, Jiangsu, China, to strengthen engineering support for customers in all vehicle markets. It is expected to be fully operational by the end of 2011.

Finally, Dana broke ground on a new aftermarket distribution center in Gyor, Hungary, to serve the European market. The company’s focus on the aftermarket also involved the launch of the new SVL™ line of drivetrain components for automotive, commercial vehicle, and off-highway customers. The SVL line offers quality replacement parts for older, post-warranty vehicles.

Product Technologies

Customer-driven demand to improve fuel efficiency and reduce emissions continues to drive Dana’s product development efforts.

“Our driveline and power technologies engineers have developed a strong pipeline of solutions aimed at boosting fuel economy of vehicles powered by gasoline and diesel engines, as well as electric vehicles and, going forward, fuel cell powertrains,” said Wood.

Among the products that Dana introduced in the second quarter were:

•

Long® passive and active warm-up units. Early tests of this thermal-management technology show fuel savings of up to 4 percent – achieved by reducing the cold-start phase of internal combustion engines;

•

Air-cooled battery technology. This new battery cooling product for electric vehicles complements Dana’s existing liquid-cooled solutions; its patent pending design helps overcome the challenge of removing heat from tightly packed battery cells through the use of flexible aluminum fins that create a channel for air to reach the surface of each cell module; and

•

Spicer TZL-16 powershift transmissions in Russia and the Commonwealth of Independent States. This transmission improves the ride and performance of big front-end loaders while cutting fuel and maintenance costs.

In addition to fuel efficiency and greenhouse gas rules, heavy-duty truck manufacturers have a more imminent requirement taking effect next month – reducing the stopping distance of on-highway trucks by a government mandated 30 percent. To this end, Dana and one of its joint ventures, Bendix Spicer Foundation Brake LLC, also introduced improved steer axle and brake components.

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“We’re pleased with the customer interest – and contracts – tied to our new technologies, and are confident that our technical focus on fuel efficiency and ‘green power’ solutions overall will continue to help customers build better performing, more efficient vehicles,” Wood added.

As announced earlier today, Dana has signed definitive agreements to divest interests in two joint ventures to Getrag in return for $136 million in cash. Selling these interests represents a divestiture of non-strategic assets and supports Dana’s ongoing focus on its core strategic products, which include proprietary all-wheel-drive technologies.

Increased Guidance for 2011

Dana updated its assumptions and earnings guidance for 2011:

•	2011 revenues are now expected to increase more than 25 percent over 2010 versus the previous forecast of more than 20 percent growth;

•	Adjusted EBITDA is now projected to be $765 million to $785 million versus the previous guidance of $755 million to $775 million;

•	Diluted adjusted earnings per share are expected to total $1.60 to $1.70 compared to earlier guidance of $1.55 to $1.65 per diluted adjusted share; and

•	Free cash flow for the year is projected at more than $200 million versus the previous guidance of greater than $175 million.

Dana to Host Second-Quarter Conference Call at 11 a.m. Today

Dana will discuss its second-quarter results in a conference call at 11 a.m. EDT today. Participants may listen to the conference call via audio streaming online or telephone. Slide viewing is available via Dana’s investor website – www.dana.com/investors. United States and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054, and enter conference I.D. number 80075538. Please ask for the “Dana Holding Corporation Financial Webcast.” Phone registration will be available starting at 10:30 a.m.

An audio recording of the webcast will be available after 5 p.m. today; dial 1-800-642-1687 (U.S. or Canada) or 1-706-645-9291 (international) and enter Conference I.D. 80075538. A webcast replay will also be available after 5 p.m. today, and may be accessed via Dana’s Investor website.

Non-GAAP Measures

This release refers to adjusted EBITDA, which we’ve defined to be earnings before interest, taxes, depreciation, amortization, non-cash equity grant expense, restructuring expense, and other nonrecurring items (gain/loss on debt extinguishment or divestitures, impairment, etc). Adjusted EBITDA is a non-GAAP financial measure, and the measure currently being used by Dana as the primary measure of its operating segment performance. The most significant impact to Dana’s ongoing results of operations as a result of applying fresh start accounting is higher depreciation and amortization.

By using adjusted EBITDA, which is a performance measure that excludes depreciation and amortization, the comparability of results is enhanced. Management also believes that adjusted EBITDA is an important measure since the financial covenants of our primary debt agreements are based, in part, on adjusted EBITDA. Because it is a non-GAAP measure, adjusted EBITDA should not be considered a substitute for net income or other reported results prepared in accordance with GAAP. The financial information accompanying this release provides a reconciliation of adjusted EBITDA for the periods presented to the reported income (loss) before income taxes, which is a GAAP measure.

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Diluted Adjusted EPS, another non-GAAP financial measure referenced in the slides, is derived from net income adjusted to exclude restructuring expense, amortization expense and nonrecurring items (as used in Adjusted EBITDA), net of any associated tax effects. Adjusted net income is divided by fully diluted shares, as determined in accordance with GAAP based on the adjusted earnings. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies.

Free cash flow is also a non-GAAP financial measure which we have defined as cash provided by operations (a GAAP measure) exclusive of any bankruptcy claim-related payments included therein, less capital spending. This measure is useful in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a world leader in the supply of driveline products (axles, driveshafts, and transmissions), power technologies (sealing and thermal-management products), and genuine service parts for light- and heavy-duty vehicle manufacturers. The company’s customer base includes nearly every major vehicle manufacturer in the global automotive, commercial vehicle, and off-highway markets. Based in Maumee, Ohio, the company employs approximately 24,000 people in 26 countries and reported 2010 sales of $6.1 billion. For more information, please visit: www.dana.com.

Investor Contact	Media Contact
Lillian Etzkorn: 419.887.5160	Chuck Hartlage: 419.887.5123

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DANA HOLDING CORPORATION

Quarterly Financial Information and Reconciliations of Non-GAAP Financial Measures

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure which we have defined as earnings before interest, taxes, depreciation, amortization, non-cash equity grant expense, restructuring expense and other nonrecurring items (gain/loss on debt extinguishment or divestitures, impairment, etc.). The most significant impact on Dana’s ongoing results of operations as a result of applying fresh start accounting following our emergence from bankruptcy was higher depreciation and amortization. By using adjusted EBITDA, a performance measure which excludes depreciation and amortization, the comparability of results is enhanced. Management also believes that adjusted EBITDA is an important measure since the financial covenants in our debt agreements are based, in part, on adjusted EBITDA. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities excluding any bankruptcy claim-related payments, less purchases of property, plant and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding restructuring expense, amortization expense and nonrecurring items (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

The financial information accompanying this release provides reconciliations of adjusted EBITDA, free cash flow and diluted adjusted EPS to the most directly comparable financial measures calculated and presented in accordance with GAAP.

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended June 30, 2011 and 2010

(In millions except per share amounts)	Three Months Ended June 30,
	2011	2010
Net sales	$1,933	$1,526
Costs and expenses
Cost of sales	1,700	1,357
Selling, general and administrative expenses	107	91
Amortization of intangibles	21	16
Restructuring charges, net	11	31
Other income, net	20	12

Income before interest and income taxes	114	43
Interest expense	20	20

Income before income taxes	94	23
Income tax expense	(31)	(17)
Equity in earnings of affiliates	7	4

Net income	70	10
Less: Noncontrolling interests net income	2	1

Net income attributable to the parent company	68	9
Preferred stock dividend requirements	7	8

Net income available to common stockholders	$61	$1

Net income per share available to parent company common stockholders:
Basic	$0.41	$—
Diluted	$0.32	$—
Weighted-average common shares outstanding
Basic	147	140
Diluted	215	146

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Six Months Ended June 30, 2011 and 2010

(In millions except per share amounts)	Six Months Ended June 30,
	2011	2010
Net sales	$3,733	$3,034
Costs and expenses
Cost of sales	3,285	2,725
Selling, general and administrative expenses	206	193
Amortization of intangibles	38	31
Restructuring charges, net	41	50
Other expense, net	(28)	(1)

Income before interest and income taxes	135	34
Interest expense	39	46

Income (loss) before income taxes	96	(12)
Income tax expense	(62)	(14)
Equity in earnings of affiliates	11	6

Net income (loss)	45	(20)
Less: Noncontrolling interests net income	7	2

Net income (loss) attributable to the parent company	38	(22)
Preferred stock dividend requirements	15	16

Net income (loss) available to common stockholders	$23	$(38)

Net income (loss) per share available to parent company common stockholders:
Basic	$0.16	$(0.28)
Diluted	$0.15	$(0.28)
Weighted-average common shares outstanding
Basic	146	140
Diluted	150	140

DANA HOLDING CORPORATION

Consolidated Balance Sheet (Unaudited)

As of June 30, 2011 and December 31, 2010

(In millions except share and per share amounts)	June 30,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$718	$1,090
Marketable securities	58	54
Accounts receivable
Trade, less allowance for doubtful accounts of $11 in 2011 and 2010	1,124	816
Other	176	184
Inventories	817	708
Other current assets	98	81

Total current assets	2,991	2,933
Goodwill	112	104
Intangibles	481	352
Investments and other assets	267	238
Investments in affiliates	269	123
Property, plant and equipment, net	1,377	1,351

Total assets	$5,497	$5,101

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$51	$167
Accounts payable	1,021	779
Accrued payroll and employee benefits	148	144
Accrued restructuring costs	39	28
Taxes on income	53	38
Other accrued liabilities	246	251

Total current liabilities	1,558	1,407
Long-term debt	867	780
Pension and postretirement obligations	746	740
Other noncurrent liabilities	401	388

Total liabilities	3,572	3,315
Commitments and contingencies
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized
Series A, $0.01 par value, 2,500,000 shares outstanding	242	242
Series B, $0.01 par value, 5,221,199 and 5,311,298 shares outstanding	511	520
Common stock, $0.01 par value, 450,000,000 shares authorized, 146,866,944 and 144,126,032 outstanding	1	1
Additional paid-in capital	2,637	2,613
Accumulated deficit	(1,166)	(1,189)
Treasury stock, at cost (512,004 and 379,631 shares)	(7)	(4)
Accumulated other comprehensive loss	(397)	(496)

Total parent company stockholders’ equity	1,821	1,687
Noncontrolling equity	104	99

Total equity	1,925	1,786

Total liabilities and equity	$5,497	$5,101

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended June 30, 2011 and 2010

(In millions)	Three Months Ended June 30,
	2011	2010
Cash flows – operating activities
Net income	$70	$10
Depreciation	55	61
Amortization of intangibles	24	19
Amortization of deferred financing charges and original issue discount	1	5
Reorganization-related tax claim payment (1)		(75)
Deferred income taxes	(1)	5
Pension expense in excess of (less than) contributions	(2)	4
Change in working capital	(52)	54
Other, net	(13)	(6)

Net cash flows provided by operating activities (1)	82	77

Cash flows – investing activities
Purchases of property, plant and equipment (1)	(38)	(15)
Acquisition of businesses	(13)
Payments to acquire interest in equity affiliate	(124)
Other	1	(12)

Net cash flows used in investing activities	(174)	(27)

Cash flows – financing activities
Net change in short-term debt	(1)	4
Proceeds from long-term debt	10
Repayment of long-term debt	(2)	(10)
Deferred financing payments	(1)
Dividends paid to preferred stockholders	(15)	(16)
Dividends paid to noncontrolling interests	(1)	(1)
Other	2	2

Net cash flows used in financing activities	(8)	(21)

Net increase (decrease) in cash and cash equivalents	(100)	29
Cash and cash equivalents – beginning of period	790	980
Effect of exchange rate changes on cash balances	28	(12)

Cash and cash equivalents – end of period	$718	$997

(1)	Free cash flow of $44 in 2011 and $137 in 2010 is the sum of net cash provided by operating activities (exclusive of reorganization-related claims payments) reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2011 and 2010

(In millions)	Six Months Ended June 30,
	2011	2010
Cash flows – operating activities
Net income (loss)	$45	$(20)
Depreciation	110	123
Amortization of intangibles	45	38
Amortization of deferred financing charges and original issue discount	4	13
Loss on sale of business		5
Loss on extinguishment of debt	53	4
Reorganization-related tax claim payment (1)		(75)
Deferred income taxes	4	(6)
Pension expense in excess of contributions	2	9
Change in working capital	(172)	33
Other, net	(11)	(2)

Net cash flows provided by operating activities (1)	80	122

Cash flows – investing activities
Purchases of property, plant and equipment (1)	(71)	(26)
Acquisition of businesses	(163)
Payments to acquire interest in equity affiliate	(124)
Proceeds from sale of business	15	113
Other	(11)	2

Net cash flows provided by (used in) investing activities	(354)	89

Cash flows – financing activities
Net change in short-term debt	12	13
Proceeds from long-term debt	763	1
Repayment of long-term debt	(872)	(88)
Deferred financing payments	(26)
Dividends paid to preferred stockholders	(15)	(16)
Dividends paid to noncontrolling interests	(3)	(2)
Other	7	1

Net cash flows used in financing activities	(134)	(91)

Net increase (decrease) in cash and cash equivalents	(408)	120
Cash and cash equivalents – beginning of period	1,090	888
Effect of exchange rate changes on cash balances	36	(11)

Cash and cash equivalents – end of period	$718	$997

(1)	Free cash flow of $9 in 2011 and $171 in 2010 is the sum of net cash provided by operating activities (exclusive of reorganization-related claims payments) reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Three Months Ended June 30, 2011 and 2010

(In millions)	Three Months Ended June 30,
	2011	2010
SALES
Light Vehicle Driveline	$654	$621
Power Technologies	269	234
Commercial Vehicle	583	364
Off-Highway	414	287
Structures	13	18
Other		2

Total Sales	$1,933	$1,526

Segment EBITDA
Light Vehicle Driveline	$60	$64
Power Technologies	37	35
Commercial Vehicle	55	39
Off-Highway	51	25
Structures	1	(3)

Total Segment EBITDA	204	160
Corporate expense and other items, net	(3)	(6)

Adjusted EBITDA	$201	$154

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Six Months Ended June 30, 2011 and 2010

(In millions)	Six Months Ended June 30,
	2011	2010
SALES
Light Vehicle Driveline	$1,327	$1,169
Power Technologies	536	462
Commercial Vehicle	1,058	695
Off-Highway	787	544
Structures	24	162
Other	1	2

Total Sales	$3,733	$3,034

Segment EBITDA
Light Vehicle Driveline	$126	$106
Power Technologies	77	62
Commercial Vehicle	98	63
Off-Highway	92	46
Structures	1	8

Total Segment EBITDA	394	285
Corporate expense and other items, net	(12)	(23)

Adjusted EBITDA	$382	$262

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA to

Income Before Income Taxes (Unaudited)

For the Three Months Ended June 30, 2011 and 2010

(In millions)	Three Months Ended June 30,
	2011	2010
Segment EBITDA	$204	$160
Corporate expense and other items, net	(3)	(6)

Adjusted EBITDA	201	154
Depreciation	(55)	(61)
Amortization	(24)	(19)
Restructuring	(11)	(31)
Loss on sale of assets, net		(1)
Stock compensation expense	(2)	(3)
Foreign exchange on intercompany loans and market value adjustments on forwards	(1)	(3)
Interest expense	(20)	(20)
Interest income	6	7

Income before income taxes	$94	$23

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA to

Income (Loss) Before Income Taxes (Unaudited)

For the Six Months Ended June 30, 2011 and 2010

(In millions)	Six Months Ended June 30,
	2011	2010
Segment EBITDA	$394	$285
Corporate expense and other items, net	(12)	(23)

Adjusted EBITDA	382	262
Depreciation	(110)	(123)
Amortization	(45)	(38)
Restructuring	(41)	(50)
Loss on extinguishment of debt	(53)	(4)
Other expenses	(4)
Loss on sale of assets, net	(1)	(6)
Stock compensation expense	(4)	(5)
Foreign exchange on intercompany loans, Venezuelan currency devaluation and market value adjustments on forwards	(2)	(15)
Interest expense	(39)	(46)
Interest income	13	13

Income (loss) before income taxes	$96	$(12)

DANA HOLDING CORPORATION

Diluted Adjusted EPS

For the Three Months Ended June 30, 2011 and 2010

(In millions except per share amounts)	Three Months Ended June 30,
	2011	2010

Net income attributable to parent company	$68	$9
Restructuring charges (1)	8	25
Amortization of intangibles (1)	20	17
Non-recurring items (1)	1	1

Adjusted net income	$97	$52

Diluted shares - as reported	215	146
Conversion of preferred stock		66

Adjusted diluted shares	215	212

Diluted adjusted EPS	$0.45	$0.24

(1)	Amounts are net of associated tax effect.

DANA HOLDING CORPORATION

Diluted Adjusted EPS

For the Six Months Ended June 30, 2011 and 2010

(In millions except per share amounts)	Six Months Ended June 30,
	2011	2010

Net income (loss) attributable to parent company	$38	$(22)
Restructuring charges (1)	38	43
Amortization of intangibles (1)	38	34
Non-recurring items (1)	57	9

Adjusted net income	$171	$64

Diluted shares - as reported	150	140
Potentially dilutive shares		6
Conversion of preferred stock	65	66

Adjusted diluted shares	215	212

Diluted adjusted EPS	$0.79	$0.30

(1)	Amounts are net of associated tax effect.